================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


  DATE OF REPORT (Date of earliest event reported):          NOVEMBER 12, 1996



                             ENERGY VENTURES, INC.
               (Exact name of registrant as specified in charter)



       DELAWARE                   0-7265                          04-2515019
(State of Incorporation)     (Commission File No.)            (I.R.S. Employer
                                                             Identification No.)



           5 POST OAK PARK, SUITE 1760,
                  HOUSTON, TEXAS                                 77027-3415
     (Address of Principal Executive Offices)                    (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 297-8400

================================================================================

                                    Page 1
                       Exhibit Index Appears on Page 10

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 12, 1996, Energy Ventures, Inc., a Delaware corporation (the "Company"), completed the sale of its Mallard Bay rig contracting division ("Mallard") to Parker Drilling Company, a Delaware corporation ("Parker"), pursuant to the Stock Purchase Agreement (the "Agreement") dated as of September 14, 1996. Under the terms of the Agreement, the Company received total consideration of approximately $306 million cash and shares of Parker's Series D Convertible Preferred Stock (the "Series D Preferred Stock") convertible into 3,056,600 shares of Parker's common stock, $0.16 2/3 par value ("Parker Common Stock"), if Parker's stockholders approve an increase in the authorized number of shares of Parker Common Stock to allow for the conversion of the Series D Convertible Preferred Stock. If the authorized number of shares of Parker Common Stock is not increased by January 31, 1997, Parker is required to redeem the shares of Series D Preferred Stock issued to the Company for $25 million, plus accrued and unpaid interest thereon.

         The disposition of Mallard was structured as a sale of stock of Mallard Bay Drilling, Inc. ("Mallard Bay"). The assets used by Mallard that were not previously held by Mallard Bay were transferred to Mallard Bay prior to the closing of the Agreement. The principle followed in fixing the purchase price for Mallard under the Agreement was based on negotiations between the parties. It is currently anticipated that Bernard J. Duroc-Danner, President and Chief Executive Officer of the Company, may be appointed to the Board of Directors of Parker.

         A copy of the press release announcing the closing of the Agreement is filed as Exhibit 99.1 and is hereby incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (b)     Pro Forma Financial Information.

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The Company's unaudited pro forma condensed consolidated balance sheet as of September 30, 1996, gives effect to the disposition of the Company's Mallard division to Parker for approximately $306 million cash and shares of Series D Preferred Stock convertible into 3,056,600 shares of Parker common stock and the following unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1995, and the nine months ended September 30, 1996, gives effect to: (i) the Company's acquisition on June 30, 1995, of Prideco, Inc. ("Prideco"), for consideration of approximately 2.25 million shares of Common Stock, (ii) the acquisition of Tubular Corporation of America ("TCA") for 500,000 shares of Common Stock, $14.35 million cash and a note for $650,000, (iii) the disposition of Mallard, and (iv) the 1996 equity offering of 3.45 million shares of the Company's Common Stock. The unaudited pro forma condensed consolidated statements of income assume that the Prideco and TCA acquisitions, the Mallard disposition and the 1996 equity offering occurred as of January 1, 1995, and the unaudited pro forma condensed consolidated balance sheet assumes that the Mallard disposition occurred as of September 30, 1996. The Prideco and TCA acquisitions were accounted for using the purchase method of accounting, and the Mallard disposition has been accounted for as a discontinued operation. The unaudited pro forma condensed consolidated statements of income are based upon estimates and assumptions related to the accounting for the TCA acquisition and the Mallard disposition.

     The accounting for the TCA acquisition is subject to subsequent determination and more detailed analyses, appraisals and evaluations of the specific assets and liabilities. The final allocation of the purchase price of the acquisition may be revised when additional information concerning asset and liability valuation is obtained.

     With respect to the Mallard disposition, the Company was required under the terms of the Stock Purchase Agreement with Parker to effect various transfers of assets to Mallard and to make various capital additions to Mallard prior to the closing. The Company was also obligated under the Stock Purchase Agreement to transfer certain assets to Mallard and to release, assume or satisfy certain liabilities with respect to Mallard. In addition, the purchase price with respect to the disposition of Mallard is subject to adjustment based on various changes in the assets of Mallard from July 31, 1996, through the date of closing. While the Company has made various assumptions with respect to taxes, expenses, and other liabilities to be paid and accrued by the Company in connection with the disposition of Mallard that it believes to be reasonable, it is anticipated that the actual gain and net proceeds to the Company after giving effect to the payment of taxes, expenses and charges will vary from those set forth in the pro forma financial statements.

     The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the Consolidated Financial Statements of the Company and the related notes thereto, (ii) the historical financial statements of TCA for the year ended December 31, 1995, and the quarter ended March 31, 1996, and the related notes thereto, included in the Company's Current Report on Form 8-K dated June 24, 1996 and (iii) the audited consolidated financial statements of Prideco for the fiscal year ended June 30, 1995, and related notes filed with the Company's Current Report on Form 8-K/A dated August 17, 1995, as amended by Amendment No. 2 to the Form 8-K/A dated May 7, 1996.

     The historical results of Prideco contained in the unaudited pro forma condensed consolidated statement of income for the twelve-month period ended December 31, 1995 reflect only the results of operations for the six-month period ended June 30, 1995, the date on which the Company acquired Prideco.

     The pro forma information is not necessarily indicative of the results that might have occurred had the transactions taken place at the beginning of the periods specified and is not intended to be a projection of future results.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            As of September 30, 1996
                                 (In thousands)


                                                                                   Pro Forma
                                                                 Energy           Adjustment
                                                              Ventures, Inc.    ----------------
                                                                Historical          Mallard             Pro Forma
                                                               Consolidated     Disposition (a)       Consolidated
                                                            ----------------    ----------------     --------------
ASSETS
Current Assets:
         Cash and Cash Equivalents                           $    11,555          $   304,368         $  315,923
         Accounts Receivable, Net                                122,182              (25,971)            96,211
         Inventories                                             163,248              (10,224)           153,024
         Prepaid Expenses and Other                               16,542              (12,826)             3,716
                                                             -----------          -----------         ----------
                          Total Current Assets                   313,527              255,347            568,874
                                                             -----------          -----------         ----------
         Property, Plant and Equipment, Net                      287,704             (145,464)           142,240
         Excess of Cost Over Fair Value of Net
                 Tangible Assets of Businesses
                 Acquired, Net                                    72,168               (1,578)            70,590
         Other Assets                                             22,070               12,036             34,106
                                                             -----------          -----------         ----------
                                                             $   695,469          $   120,341          $ 815,810
                                                             ===========          ===========          =========
LIABILITIES & STOCKHOLDERS'
  INVESTMENT
Current Liabilities:
         Short-Term Borrowings, Primarily
                 Under Revolving Lines of Credit             $    24,258          $       --          $   24,258
         Current Maturities of Long-Term Debt                      4,596               (2,266)             2,330
         Accounts Payable                                         73,997               (1,346)            72,651
         Other Accrued Liabilities                                60,131               63,132 (b)        123,263
                                                             -----------          -----------         ----------
                          Total Current Liabilities              162,982               59,520            222,502
                                                             -----------          -----------         ----------
         Long-Term Debt                                          126,472               (1,000)           125,472
                                                             -----------          -----------         ----------
         Deferred Income Taxes, Net                               28,476              (23,124)             5,352
         Other Liabilities                                         4,859               15,445 (b)         20,304
                                                             -----------          -----------         ----------
Stockholders' investment:
         Common Stock                                             22,940                  --              22,940
         Capital in Excess of Par                                281,317                  --             281,317
         Retained Earnings                                        79,336               69,500 (c)        148,836
         Cumulative Foreign Currency
                 Translation Adjustment                           (8,537)                 --              (8,537)
         Treasury Stock, at Cost                                  (2,376)                 --              (2,376)
                                                             -----------          -----------         ----------
                          Total Stockholders'
                                  Investment                     372,680               69,500            442,180
                                                             -----------          -----------         ----------
                                                             $   695,469          $   120,341         $  815,810
                                                             ===========          ===========          =========


              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                     For the Year Ended December 31,1995
                   (In thousands, except per share amounts)


                                        Prideco
                                       Historical
                            Energy      for the                                          Pro Forma
                          Ventures,    Six Months                                       Adjustments
                            Inc.         Ended                 ----------------------------------------------------
                          Historical    June 30,      TCA                                  Mallard      1996 Equity     Pro Forma
                         Consolidated     1995     Historical    Prideco       TCA      Disposition(d)   Offering      Consolidated
                         ------------  ----------  ----------  ----------------------------------------------------    ------------
Revenues                   $ 351,587     $ 29,548   $ 49,233   $     --      $    --     $ (79,912)     $        --     $ 350,456
                           ---------     --------   --------   ----------------------------------------------------     ---------
Costs and expenses
  Cost of Sales              262,293       25,301     43,552        650 (e)    1,159 (e)   (57,063)              --       275,892
  Selling general and
      administrative
      attributable
      to segments             51,731        1,981      1,938        257 (f)      395 (f)    (8,374)              --        47,928
  Corporate, general and
      administrative           5,123           --         --         --           --            --               --         5,123
                           ---------     --------   --------   ----------------------------------------------------     ---------
                             319,147       27,282     45,490        907        1,554       (65,437)              --       328,943
                           ---------     --------   --------   ----------------------------------------------------     ---------
Operating income              32,440        2,266      3,743       (907)      (1,554)      (14,475)              --        21,513
                           ---------     --------   --------   ----------------------------------------------------     ---------
Other income (expense):
  Interest expense           (16,723)        (700)      (742)       685 (g)      742 (g)       436              283 (h)   (16,019)
  Interest income                118           --          3         --           --           (97)              --            24
  Other income
      (expense), net             556       (1,502)      (433)     1,417 (i)       --           107               --           145
                           ---------     --------   --------   ----------------------------------------------------     ---------
                             (16,049)      (2,202)    (1,172)     2,102          742           446              283       (15,850)
                           ---------     --------   --------   ----------------------------------------------------     ---------

Income (loss) before
  income taxes                16,391           64      2,571      1,195         (812)      (14,029)             283         5,663
(Provision) benefit for
  income taxes                (5,080)        (378)       (30)      (418)(j)      284 (j)     5,320              (99)(j)      (401)
                           ---------     --------   --------   ----------------------------------------------------     ---------
Income (loss) from
  continuing operations    $  11,311     $   (314)  $  2,541   $    777      $  (528)    $  (8,709)     $       184     $   5,262
                           =========     ========   ========   ====================================================     =========

Earnings per share from
  continuing operations    $    0.77                                                                                    $    0.27
                           =========                                                                                    =========
Weighted average shares
  outstanding                 14,724                                                                                       19,786
                           =========                                                                                    =========


              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                  For the Nine Months Ended September 30, 1996
                    (In thousands, except per share amounts)

                                                                                  Pro Forma
                                  Energy         TCA Historical                  Adjustments
                              Ventures, Inc       for the Six      --------------------------------------------
                                Historical       Months Ended                    Mallard           1996 Equity         Pro Forma
                               Consolidated      June 30, 1996     TCA         Disposition (d)       Offering        Consolidated
                              --------------    --------------     --------------------------------------------      -------------
Revenues                       $  390,560        $  28,260       $   --            $ (66,921)         $   --          $ 351,899
                               ----------        ---------       -------------------------------------------          ---------
Costs and expenses:
     Costs of Sales               297,672           24,381          579 (e)          (48,441)             --            274,191
     Selling, general and
       administrative
       attributable to segments    45,393            1,006          197 (f)           (8,768)             --             37,828
     Corporate, general
       and administrative           4,665               --           --                   --              --              4,665
                               ----------        ---------       -------------------------------------------          ---------
                                  347,730           25,387          776              (57,209)             --            316,684
                               ----------        ---------       -------------------------------------------          ---------
Operating income                   42,830            2,873         (776)              (9,712)             --             35,215
                               ----------        ---------       -------------------------------------------          ---------

Other income (expense):
     Interest expense             (12,653)            (602)         602 (g)              388           1,090 (h)        (11,175)
     Interest income                  321               --           --                  (92)             --                229
     Other income (expense), net      117             (742)         875 (k)             (108)             --                142
                               ----------        ---------       -------------------------------------------          ---------
                                  (12,215)          (1,344)       1,477                  188           1,090            (10,804)
                               ----------        ---------       -------------------------------------------          ---------

Income (loss) before
  income taxes                     30,615            1,529          701               (9,524)          1,090             24,411
(Provision) benefit
  for income taxes                (10,715)             (34)        (245)(j)            3,799              (7)(j)         (7,202)
                               ----------        ---------       -------------------------------------------          ---------
Income (loss) from
continuing operations          $   19,900        $   1,495       $  456            $  (5,725)       $  1,083          $  17,209
                               ==========        =========       ===========================================          =========

Earnings per share from
  continuing operations        $     1.02                                                                             $    0.76
Weighted average shares        ==========                                                                             =========
  outstanding                      19,528                                                                                22,566
                               ==========                                                                             =========

GENERAL

        The following notes set forth the assumptions used in preparing the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments are based on estimates made by the Company's management using information currently available. For purposes of preparing these unaudited pro forma condensed consolidated financial statements, certain assumptions for the Mallard disposition have been made in determining the one-time gain after taxes, expenses and charges related to the disposition. As a result, the pro forma adjustments discussed below are subject to change pending the completion of the Mallard disposition.

PRO FORMA ADJUSTMENTS

        The adjustments to the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 1996, are described below:

        (a) To reflect the sale of Mallard for $306.9 million cash, net of $7.8 million payment to Parker for capital additions as required under the Stock Purchase Agreement, and the Parker Series D Preferred Stock having an estimated value of $20 million and to eliminate the assets and liabilities included in the combined balance sheet of the Mallard business as of September 30, 1996.
        (b) To reflect an estimated $70.1 million current tax liability associated with the gain from the Mallard sale and to reflect an estimated $18.2 million accrual for transaction costs, transfer of asset costs and liabilities retained by the Company related to the Mallard sale.
        (c) To reflect an estimated after-tax gain of $69.5 million related to the Mallard disposition. The amount of gain will be dependent upon various factors, including costs and expenses relating to the transfer of assets to Mallard, the amount of transaction costs and liabilities retained by the Company as part of the Mallard sale and the amount of US, foreign and local taxes that may be payable in connection with the disposition. Although the Company believes that the above estimated after-tax gain reflects a reasonable estimation of such gain, the actual gain after taxes, expenses and charges relating to the disposition and the net cash proceeds to the Company after giving effect to the payment of taxes, expenses and charges relating to the disposition could change materially from the estimates contained herein.

        The adjustments to the accompanying unaudited pro forma condensed consolidated statements of income are described below:

        (d) To eliminate the operating results for the Mallard business for the twelve and nine months ended December 31, 1995 and September 30, 1996, respectively.
        (e) To adjust the historical amounts for changes in depreciation expense as a result of the purchase price allocations to property, plant and equipment of Prideco and TCA.
        (f) To record amortization expense relating to the estimated excess of cost over fair value of net tangible assets acquired in connection with the acquisition of Prideco and TCA.
        (g) To reduce interest expense to reflect the retirement of the debts outstanding at the date of acquisition, including revolving lines of credit for Prideco and TCA.
        (h) To reduce interest expense of the Company through the assumed reduction of indebtedness from the application of a portion of the net proceeds to the Company from the 1996 equity offering and the net proceeds from the Mallard disposition.
        (i) To eliminate expenses incurred by Prideco relating to the Company's acquisition of Prideco.
        (j) To record the income tax provision related to the pro forma adjustments.
        (k) To eliminate expenses incurred by TCA relating to the Company's acquisition of TCA.

         (c)     Exhibits.

         2.1     -   Stock Purchase Agreement dated as of September 14, 1996,
                     by and among Parker Drilling Company and Energy Ventures,
                     Inc. (incorporated by reference to Exhibit 2.1 to Form
                     8-K, File 0-7265, filed October 3, 1996).

        99.1     -   Press Release of the Company dated November 12, 1996,
                     announcing the closing of the Agreement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ENERGY VENTURES, INC.




Dated: November 26, 1996                  /s/ FRANCES R. POWELL
                                          ----------------------------
                                             Frances R. Powell
                                          Vice President, Accounting
                                               and Controller

                               INDEX TO EXHIBITS


        Number                       Exhibit
        ------                       -------
          2.1     Stock Purchase Agreement dated as of September 14, 1996,
                  by and among Parker Drilling Company and Energy Ventures,
                  Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K,
                  File 0-7265, filed October 3, 1996).

         99.1 Press Release of the Company dated November 12, 1996, announcing the closing of the Agreement.